UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2003

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois (Address of Principal Executive Offices)		60154-5749 (Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Press Release
Earnings Press Release

Item 5. Other Events.

On July 18, 2003, the Registrant issued a press release disclosing information regarding the Registrant’s proposed project to replace boilers at its Argo plant, located in Bedford Park, Ill.

Item 7. Exhibits

99.1	Press Release titled Corn Products International, Inc. Announces Proposed Project at its Argo Plant
99.2	Earnings Press Release dated July 22, 2003 disclosing information regarding the Registrant’s results of operations and financial condition for the completed quarterly fiscal period ended June 30, 2003

Item 9. Regulation FD Disclosure.

In accordance with the interim guidance regarding the filing requirement for Item 12 of Form 8-K as contained within SEC Release 33-8216 dated March 27, 2003, this Report is made to file the earnings press release that was issued by the Registrant on July 22, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: July 22, 2003	By:	/s/ James W. Ripley James W. Ripley Vice President and Chief Financial Officer